EXHIBIT 23.1


                    Consent of Independent Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Criticare Systems, Inc. 1992 Employee Stock Option Plan of our reports dated August 21, 2001 relating to the consolidated financial statements and schedules appearing in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 2001 filed with the Securities and Exchange Commission.



/s/  BDO  Siedman,  LLP
Milwaukee,  Wisconsin
May  20,  2002